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                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.

Statement re: Computation of per share earnings

Below is reconciliation for the three month period ended September 30, 1999 and 1998, of the difference between average basic common shares outstanding and average diluted common shares outstanding.


COMPUTATION OF PER SHARE EARNINGS
(dollars in thousands except per share data)                 THREE MONTHS ENDED
                                                   ---------------------------------------
                                                   SEPT. 30, 1999           Sept. 30, 1998
                                                   --------------           --------------
Basic

Net income                                             $2,247                    $2,471
                                                       ------                    ------

Average common shares                                   5,560                     5,788
                                                       ------                    ------

Earnings per common share - basic                      $ 0.40                    $ 0.42
                                                       ------                    ------

Diluted

Net income                                             $2,247                    $2,471
                                                       ------                    ------

Average common shares - basic                           5,560                     5,788
Incremental shares outstanding                            117                       167
Average common shares - diluted                         5,677                     5,955
                                                       ------                    ------

Earnings per common share - diluted                    $ 0.40                    $ 0.41
                                                       ------                    ------

Below is reconciliation for the six month period ended September 30, 1999 and 1998, of the difference between average basic common shares outstanding and average diluted common shares outstanding.


(dollars in thousands except per share data)                  SIX MONTHS ENDED
                                                   ---------------------------------------
                                                   SEPT. 30, 1999           Sept. 30, 1998
                                                   --------------           --------------
Basic

Net income                                             $4,688                    $5,451
                                                       ------                    ------

Average common shares                                   5,560                     5,788
                                                       ------                    ------

Earnings per common share - basic                      $ 0.84                    $ 0.94
                                                       ------                    ------

Diluted

Net income                                             $4,688                    $5,451
                                                       ------                    ------

Average common shares - basic                           5,560                     5,788
Incremental shares outstanding                            120                       183
Average common shares - diluted                         5,680                     5,971
                                                       ------                    ------

Earnings per common share - diluted                    $ 0.83                    $ 0.91
                                                       ------                    ------


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